EXHIBIT 5


                                            February 27, 2002

Scan-Optics, Inc.
169 Progress Drive
Manchester, Connecticut 06040

Ladies and Gentlemen:

     We have acted as counsel for Scan-Optics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933 (the "Securities Act"), with respect to up to 1,115,000 shares of common stock, par value $.02 per share (the "Common Stock"), of the Company, as described in the Registration Statement.

     In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of such records, documents, certificates and other instruments including, but not limited to, (i) the Company's Certificate of Incorporation, as amended, (ii) the Company's By-laws, as amended, (iii) the Senior Executive Stock Option Plan (the "Plan"), and (iv) certain minutes of the corporate proceedings of the Board of Directors of the Company, and have made such investigation of law as in our judgment is necessary or appropriate to enable us to render the opinions expressed below.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

     The opinions set forth below are based on, and limited to, the General Corporation Law of the State of Delaware and the case law and provisions of the Constitution of the State of Delaware relevant thereto, and no opinion is expressed as to the laws of any other jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that duly authorized but not previously issued shares of Common Stock reserved for issuance under the Plan, when issued upon the exercise of options in accordance with the terms of the Plan and as contemplated by the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.


                                            Very truly yours,


                                            /s/ DAY, BERRY & HOWARD LLP

BJR:BJS



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